Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-278400, 333-294406, 333-290973, 333-286326, and 333-293656) and Form S-8 (File Nos. 333-291195 and 333-280017) of our report dated March 28, 2025 relating to the financial statements of Tanbreez Mining Greenland A/S, appearing in the Current Report on Form 6-K of Critical Metals Corp. dated March 30, 2026.

/s/ Marcum LLP

Houston, Texas

March 30, 2026